EXHIBIT 5.1

March 22, 2006

The Board of Directors

PhotoWorks, Inc.

71 Columbia Street

Seattle, Washington 98104

Re:	Registration Statement on Form SB-2

Gentlemen:

This opinion is furnished to PhotoWorks, Inc., a Washington corporation (the “Company”) in connection with the filing of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by shareholders of the Company (the "Selling Shareholders") of up to 16,908,967 shares (the “Shares”) of common stock, $.01 par value (the "Common Stock.

We have reviewed, among other things, the Company’s Articles of Incorporation and Bylaws, each as amended, the records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the shares of Common Stock owned by the Selling Shareholders. We have made such other factual inquiries as we deemed necessary to render this opinion.

Based upon the foregoing and in reliance thereon, it is our opinion that the Shares have been validly issued, and are fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

This opinion is being delivered solely to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of holders of the Common Stock. This opinion may not be relied upon by you or the holders of the Common Stock for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts, circumstances, events or developments in areas covered by this opinion that occur or that are brought to our attention after the date of this opinion.

Very truly yours,

/s/ HELLER EHRMAN LLP